Exhibit 10.3

PATTERSON COMPANIES, INC.

NON STATUTORY STOCK OPTION AGREEMENT

NEITHER THE SECURITIES NOR THE SECURITIES ISSUABLE PURSUANT THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

OPTION NO:

This Non Statutory Stock Option Agreement (the “Agreement”) is dated effective                     , 2018 (the “Grant Date”) and is entered into by and between Patterson Companies, Inc., a Minnesota corporation (the “Company”), and Donald J. Zurbay (the “Employee”).

WITNESSETH:

1.	Grant of Option. Subject to the terms and conditions set forth herein, Employee has been granted on the date hereof the right and option to purchase from the Company all or a part of an aggregate of [•] shares of Common Stock ($.01 par value) of the Company (the “Stock”) at the purchase price of $[•] per share (the “Option”). The Option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”).

2.	Terms and Conditions. It is understood and agreed that this Agreement and the Option are subject to the following terms and conditions. In addition, even though the Option is not made pursuant to the Patterson Companies, Inc. 2015 Omnibus Incentive Plan (the “Plan”), the terms and conditions of the Plan apply to the Option to the same extent as if the Option was made pursuant to the Plan, except that the maximum shares available provision under Section 4.1 of the Plan, the annual award limit provisions under Section 4.4 of the Plan and the Retirement provisions under Section 15.2 of the Plan shall not apply to the Option. The applicable terms of the Plan are incorporated by reference in this Agreement. The Employee, by execution of this Agreement, acknowledges having access to a copy of the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of this Agreement will control. All capitalized terms in this Agreement not otherwise defined shall have the meaning(s) ascribed to them in the Plan.

a)	Expiration Date. The Option shall expire ten years after the Grant Date.

b)	Exercise of Option. With respect to one-third of the Option awarded herein, the Vesting Date shall be the one-year anniversary of the Grant Date. With respect to one-third of the Option awarded herein, the Vesting Date shall be the two-year anniversary of the Grant Date. With respect to the remaining one-third of the Option awarded herein, the Vesting Date shall be the three-year anniversary of the Grant Date.

c)	Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which this Option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of Section 6.5 of the Plan, the Board of Directors shall permit payment of the purchase price in another manner.

3.	Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution, or as otherwise provided under Section 18.4 of the Plan.

4.	Investment Representation. As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law. The shares may be issued with appropriate legends on stock certificates representing the shares, and the Company may place stop transfer orders with respect to the shares.

5.	Forfeiture Provision. Except as otherwise provided in Section 17.3(c) of the Plan, if the Employee’s employment with the Company or a Subsidiary terminates for any reason prior to the Vesting Date, the Option shall be forfeited.

6.	No Rights as Shareholder. The Employee shall have no rights as a shareholder with respect to any shares of Stock subject to this Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

7.	No Right to Continued Status as an Employee. The Option shall not confer upon the Employee any right with respect to continued status as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Employee’s status as an employee at any time.

8.	Notices. Any notice to the Company shall be addressed to it at its principal executive offices, located at 1031 Mendota Heights Road, St. Paul, Minnesota, 55120. Any notice to the Employee shall be addressed to him at his current home address on record with the Company.

9.	Governing Law. This Agreement shall be governed by the laws of the State of Minnesota without regard to choice of law principles.

The Company has caused this Agreement to be executed by a duly authorized officer. The Employee has agreed to accept and execute this Agreement electronically using the grant acceptance procedures on the Employee’s E*TRADE Financial Services account.